UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 15, 2012

MUSCLEPHARM CORPORATION

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53166	77-0664193
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4721 Ironton Street, Building A

Denver, Colorado 80239

(Address of Principal Executive Offices)

(303) 396-6100

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 15, 2012, the Board of Directors (the “Board”) of MusclePharm Corporation (the “Company”) appointed James J. Greenwell, to the Board. Mr. Greenwell was appointed to fill a vacancy created by the resignation of Mark E. Groussman from the Board, effective October 18, 2012. Mr. Greenwell was also appointed to serve on the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee of the Board. Mr. Groussman’s resignation was not the result of any disagreement with the Company, known to an executive officer of the Company, on any matter relating to the Company’s operations, policies or practices.

Information on Mr. Greenwell, age 53, is as follows: Since 2000, Mr. Greenwell has been the Chief Executive Officer of Datria Systems Inc., a speech recognition application software company. He has also served as the Datria Systems’ Chairman since 2002. In prior employment, he served as a technology executive in a number of private and public companies. He has served on the board of directors of the Cherry Creek School Foundation since September 2010. He was a founding member of Friends of Denver Fire and served on its board of directors from 2007 through 2010. Mr. Greenwell served on the board of directors of the Denver Chapter of the American Heart Association from 2002 through 2008 and was Chairman of the board in 2007. He also served on the board of trustees of the Bonfils Blood Center Foundation from 1999 through 2003. Mr. Greenwell earned a BS from the College of Business at Michigan State University and an MBA degree from Saint Mary’s College.

The Company also entered into a standard form of indemnification agreement with Mr. Greenwell (the “Indemnification Agreement”). The Indemnification Agreement generally provides that the Company will, to the fullest extent permitted by applicable law, indemnify Mr. Greenwell in accordance with and subject to the terms of the Indemnification Agreement. In addition, the Indemnification Agreement provides for the advancement of expenses incurred by Mr. Greenwell in connection with any covered proceeding to the fullest extent permitted by applicable law. The rights provided by the Indemnification Agreement are in addition to any other rights to indemnification or advancement of expenses to which Mr. Greenwell may be entitled under applicable law, the Company’s articles of incorporation or bylaws, or otherwise. The Company’s standard form of indemnification agreement was previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 27, 2012, and is incorporated herein by reference.

On October 15, 2012, the Board adopted compensation for its independent directors, including Mr. Greenwell. Independent directors of the Company will receive an annual cash retainer of $20,000; a meeting fee of $1,000 per meeting attended for all in-person and telephonic meetings of the Board subject to a $6,000 per-year cap on meeting fees; an initial stock grant of 300,000 shares of restricted common stock of the Company; an annual common stock grant aggregating $25,000 of value, payable at the end of each calendar quarter in common stock of the Company based upon the closing price of the common stock in its primary trading market on the date of grant. No fees will be paid for membership on Board committees except that the chairman of the Audit Committee will receive a meeting fee of $1,000 per meeting attended for all in-person and telephonic meetings of the Audit Committee.

ITEM 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

The following exhibit is filed with this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 27, 2012).

SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MUSCLEPHARM CORPORATION

Dated: October 19, 2012
	By:	/s/ Brad J. Pyatt
	Name:	Brad J. Pyatt
	Title:	Chief Executive Officer